Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Commission file Nos. 333-27199 and 333-58847) of our report dated February 9, 2001, with respect to the consolidated financial statements of Mercury Waste Solutions, Inc. and Subsidiaries, appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.


                                             McGLADREY & PULLEN, LLP

Minneapolis, Minnesota
March 29, 2001